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                    SUBORDINATED LOAN AND SECURITY AGREEMENT


     THIS AGREEMENT (the "Agreement"), dated as of April 12, 1996, is entered into by and between Information Advantage, Inc. a Minnesota corporation, with its chief executive office, and principal place of business located at 7401 Metro Blvd., Suite 500, Edina, Minnesota 55439 (the "Borrower") and Comdisco, Inc., a Delaware corporation, with its principal place of business located at 6111 North River Road, Rosemont, Illinois 60018 (the "Lender" or sometimes, "Comdisco"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                    RECITALS

     WHEREAS, Borrower desires to borrow from the Lender hereunder the principal amount of ONE MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($1,500,000.00).

     WHEREAS, Lender is willing to lend said amount to Borrower on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1.  DEFINITIONS

1.1 "Copyrights" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest:
     (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country;
     (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

1.2 "Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

1.3 "Excluded Agreements" means (i) the Warrant Agreement of even date herewith, and any other warrants to acquire, or agreements governing the rights of the holders of, any equity security of Borrower, (ii) any stock of the Borrower issued or purchased

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     pursuant to the Warrant Agreement, and (iii) the Master Lease Agreement
     dated as of September 27, 1995 between Borrower, as lessee, and Lender, as lessor, including, without limitation, any Equipment Schedules and Summary Equipment Schedules to the Master Lease Agreement executed or delivered by Borrower pursuant thereto and any other modifications or amendments thereof, whereby Borrower (as lessee) leases equipment, software, or goods from Lender (as lessor) to Borrower (as lessee).

1.4 "Facility Fee" means one and one-half (1.5%) percent of the principal amount of the Loan due at the Funding Date.

1.5  "Closing Date" means the funding date of the Loan.

1.6 "General Intangibles" means any "general intangibles," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, rights to Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, deposit accounts (including as defined in Section 9105(e) of the UCC), rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

1.7 "Intellectual Property" means all Copyrights, Trademarks, Patents, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials and records.

1.8 "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

1.9 "Loan Documents" shall mean and include this Agreement, the Note, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated, PROVIDED, that the Loan Documents shall NOT include any of the Excluded Agreements.

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1.10 "Material Adverse Effect" means a material adverse effect upon: (i) the business, operations, properties, assets or conditions (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform, or of Lender to enforce, the Obligations.

1.11 "Note" shall mean a Subordinated Promissory Note substantially in the form attached as Exhibit A hereto, as the same may from time to time be amended, modified, supplemented or restated.

1.12 "Loan Agreement" means the Loan and Security Agreement between Borrower and Senior Creditor dated as of September 22, 1993 that evidences the Senior Debt as defined herein.

1.13 "Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

1.14 "Patents" means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest:
     (a) letters patent of, or rights corresponding thereto in, the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

1.15 "Permitted Liens" means any and all of the following: (i) liens in favor of Lender, or (ii) liens related to, or arising in connection with, Senior Debt.

1.16 "Receivables" shall mean and include all of the Borrowers accounts, instruments, documents, chattel paper and general intangibles whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to Lender hereunder.

1.17 "Secured Obligations" shall mean and include all principal, interest, fees, costs, or other liabilities or obligations for monetary amounts owed by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or noncontingent, and all covenants and duties regarding such amounts, of any kind of nature, present or future, arising under this Agreement, the Note, or any of the other Loan Documents, whether or not evidenced by any Note, Agreement or other instrument, as the same may from time to time be amended, modified, supplemented or restated, provided, that the Secured Obligations shall not include any indebtedness or obligations of Borrower arising under or in connection with the Excluded Agreements.

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1.18 "Senior Creditor" means Silicon Valley Bank.

1.19 "Senior Debt" means the obligations of Borrower to Senior Creditor now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement between Borrower and Senior Creditor dated as of September 22, 1993.

1.20 "Subordination Agreement" means the Subordination Agreement of even date herewith, entered into between Borrower, Lender and Senior Creditor.

1.21 "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

1.22 "Trademarks" means any of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest:
     (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

1.23 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

1.24 "Warrant Agreement" shall mean (i) the agreement of even date herewith pursuant to which Borrower granted Lender the right to purchase that number of shares of Preferred Stock of Borrower as more particularly set forth therein.

SECTION 2.  THE LOAN

2.1 Subject to the terms and conditions set forth herein, Lender shall lend to Borrower the aggregate original principal amount of $1,500,000.00 (the "Loan") with interest at the rate of thirteen and one-half (13.5%) percent per annum as reflected in the Note and payable by Borrower to the Lender in monthly installments as set forth in the Note.

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2.2  Borrower shall have the option to prepay the outstanding principal amount of the Note, in whole or in part, as of any payment due date after the Funding Date by paying to Lender such principal amount being prepaid together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment.

2.3 (a) Notwithstanding any provision in this Agreement, the Note, or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding on the Note), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note; second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest will be automatically reduced to the Maximum Rate.

     (b) In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in section 2.1.

     (c) Upon and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in section 2.1. plus four percent (4%) per annum ("Default Rate").

SECTION 3.  SECURITY INTEREST

     As security for the payment of all Secured Obligations, the Borrower hereby assigns to the Lender, and grants to the Lender a perfected security interest in, all the Borrower's right, title, and interest in and to the following types of property whether now owned or hereafter acquired: (i) all of Borrower's Receivables; (ii) all rights and remedies as an unpaid vendor or lienor and all returned, rejected and repossessed goods; (iii) all additional amounts due to Borrower from any customer in any way obligated on or in connection with any Receivable; (iv) all "equipment" (as defined in the UCC); (v) all other items of real or personal property in which Borrower has granted or may grant a security interest to Lender

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to secure the obligations; (vi) all the Borrowers right, title, and interest in and to all General Intangibles and (vii) all proceeds, products, replacements, additions to, substitutions for and accessions to any and all of the foregoing types of property including, without limitation, the proceeds applicable to the insurance referred to in Section 5 hereof; (collectively, "Collateral").

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BORROWER

     The Borrower represents, warrants and agrees that;

4.1 Borrower owns all right title and interest in and to the Collateral, free of all liens, security interests, encumbrances and claims whatsoever, except for Permitted Liens.

4.2 Borrower has the full power and authority to, and does hereby grant and convey to the Lender, a perfected security interest in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, other than Permitted Liens and shall execute such Uniform Commercial Code financing statements in connection herewith as the Lender may reasonably request. Except as set forth herein, no other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral.

4.3 Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Minnesota, and is duly qualified as a foreign corporation in all jurisdictions where the property owned of the business transacted by it make such qualifications necessary.

4.4 Borrower's execution, delivery and performance of the Note, this Agreement, all financing statements, all other Loan Documents required to be delivered or executed in connection herewith, and the Excluded Agreements have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents and the Excluded Agreements were duly authorized to do so; and the Loan Documents and the Excluded Agreements constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors.

4.5 Borrower shall not relocate any item of the Collateral except: (i) with the prior written consent of the Lender not to be unreasonably withheld; and
     (ii) if such relocation shall be within the continental United States. If permitted to relocate Collateral pursuant to the foregoing sentence, unless otherwise agreed in writing by Lender, Borrower shall first (a) cause to be filed and/or delivered to the Lender all Uniform Commercial Code financing statements, certificates or other documents or instruments necessary to continue in effect the perfected security interest of the Lender in the Collateral, and (b) have given the Lender no less than thirty (30) days prior written notice of such relocation. All of the equipment which is part of the

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     Collateral is personal property as used by Borrower and is not and will not become fixtures under applicable law.

4.6 This Agreement, the other Loan Documents and the Excluded Agreements do not and will not violate any provisions of Borrower's Amended and Restated Articles of Incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement.

4.7 The execution, delivery and performance of this Agreement, the other Loan Documents and the Excluded Agreements do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

4.8 No event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

4.9 No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a default under the Loan Agreement between Borrower and Senior Creditor.

SECTION 5.  INSURANCE

5.1 So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained comprehensive general liability insurance against risks customarily insured against in Borrower's line of business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral and Borrower's business, covering casualty, hazard and such other property risks customarily insured against in Borrower's line of business. Borrower shall deliver to Lender lender's loss payable endorsements (Form BFU 438 or equivalent) naming Lender as loss payee or additional insured, as appropriate. Borrower shall use commercially reasonable efforts to cause all policies evidencing such insurance to provide for at least thirty (30) days prior written notice by the underwriter or insurance company to Lender in the event of cancellation or expiration. Such policies shall be issued by such insurers and in such amounts as are reasonably acceptable to Lender.

5.2 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including, without limitation, such claims, costs, expenses, damages and liabilities based on liability in tort, including without limitation, strict liability in tort), including reasonable attorneys' fees, arising out of the disposition or utilization of the

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     Collateral, other than claims arising at or caused by Lender's gross negligence or willful misconduct.

SECTION 6.  COVENANTS OF BORROWER

     Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

6.1 Borrower shall furnish to Lender the financial statements listed hereinafter, each prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

     (a) the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower's Chief Executive Officer or Chief Financial Officer to be true and correct;

     (b) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

     (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

     (d) promptly, any additional information, financial or otherwise (including, but not limited, to tax returns and names of principal creditors) as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet its financial obligations.

6.2 Borrower shall permit any authorized representative of Lender and its attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours. In addition, such representative of Lender and its attorneys and

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     accountants shall have the right to meet with management and officers of the Company to discuss such books of account and records.

6.3 Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; procure any instruments or documents as may be requested by Lender; and take all further action that may be necessary or desirable, or that Lender may request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower. The-parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

6.4 Borrower shall protect and defend Borrower's title as well as the interest of the Lender against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by Lender) and shall give Lender immediate written notice thereof.

6.5 Upon notice by Lender, Borrower shall give Lender access to Borrower's books and records, including bank statements, for the purpose of performing an audit to assure Lender of Borrower's compliance with this Agreement.

6.6 Without Lender's prior written consent, Borrower shall not (a) grant any material extension of the time of payment of any of the Receivables, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower.

6.7 Borrower shall maintain and protect its properties, assets and facilities, including without limitation, its equipment and fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

6.8 Borrower shall not merge with and into any other entity; or sell or convey all or substantially all of its assets or stock to any other person or entity without notifying Lender a minimum of thirty (30) days prior to the closing date and requesting Lender's consent to the assignment of all of Borrower's Secured Obligations hereunder to the successor entity in form and substance satisfactory to Lender. In the

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     event Lender does not consent to such assignment the parties agree Borrower shall prepay the loan in accordance with Section 1.2 hereof.

6.9 Provided Borrower is able to pay its debts in the ordinary course, it shall have the right to declare or pay any cash dividend or make a distribution on any class of stock other than pursuant to employee repurchase plans upon an employee's death or termination of employment. Borrower shall not, without the prior consent of Lender, such consent not to be unreasonably withheld, transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of Borrower (except inventory sold in the normal course of business).

6.10 Upon the request of Lender, Borrower shall, during business hours, make the equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the equipment available to Lender for inspection. Borrower shall take all action necessary to maintain such logs and maintenance records in a correct and complete fashion.

6.11 Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral.

SECTION 7.  CONDITIONS PRECEDENT TO LOAN

     The obligation of Lender to fund the Loan on the Closing Date shall be subject to satisfaction by Borrower or waiver by Lender, in Lender's sole discretion, of the following conditions:

7.1 DOCUMENT DELIVERY. Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

     (a) executed originals of this Agreement, the Note, the Warrant and all other Loan Documents, including any documents reasonably required by Lender to effectuate the liens of Lender, with respect to all Collateral;

     (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents and the Excluded Agreements;

     (c) certified copies of the Amended and Restated Articles of Incorporation, and the Bylaws, of Borrower;

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     (d)  certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

     (e) payment of the Facility Fee (Lender acknowledges that prior to the date hereof Borrower has delivered to Lender a Commitment Fee in the amount of TWO THOUSAND FIVE HUNDRED and 00/100 Dollars ($2500.00), which amount shall be applied on the Closing Date toward payment of the Facility Fee);

     (f) Borrower's written instructions to Lender regarding the manner of disbursement of the Loan, which must be reasonably satisfactory to Lender; and

     (g)  such other documents as Lender may reasonably request.

7.2 PERFECTION OF SECURITY INTERESTS. Borrower shall have taken or caused to be taken such actions requested by Lender to grant Lender a valid and perfected security interest in all of the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral

7.3 ABSENCE OF EVENTS OF DEFAULTS. As of the Closing Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a default under the Loan Agreement between Borrower and Senior Creditor.

7.4 MATERIAL ADVERSE EFFECT. As of the Closing Date, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 8.  DEFAULT

     The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the Note and other Loan Documents:

8.1 Borrower defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Note or any of the other Loan Documents, and such default continues for more than five (5) days after the due date thereof; or

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8.2  Borrower defaults in the performance of any other covenant or Secured
     Obligation of Borrower hereunder or under the Note or any of the other Loan Documents, and such default continues for more than ten (10) days after Lender has given notice of such default to Borrower; or

8.3 Any representation or warranty made herein by Borrower shall prove to have been false or misleading in any material respect; or

8.4 Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (20% or more) of the properties of Borrower; or Borrower or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of Borrower; or

8.5 Sixty (60) days shall have expired after the commencement of an action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

8.6 Sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

8.7 The default by Borrower under any Loan Documents, any other promissory note or agreement for borrowed money, any lease or any other agreement between Borrower and Lender; or

8.8 The occurrence of any default under any lease or other agreement or obligation of Borrower involving an amount in excess of $100,000.00 or having a Material Adverse Effect; or the entry of any judgment against Borrower in excess of $100,000.00 or that would have a Material Adverse Effect, that has not been bonded or stayed on appeal within thirty (30) days; or

8.9  The occurrence of any default under the Loan Agreement; or

8.10 The occurrence of any default under the Excluded Agreements.

SECTION 9.  REMEDIES

     Upon the occurrence of any one or more Events of Default, Lender, at its option, may declare the Note and all of the other Secured Obligations to be accelerated and immediately due and payable (PROVIDED, that upon the occurrence of an Event of Default of the type described in Subsections 8.4 or 8.5, the Note and all of the other Secured Obligations shall automatically be accelerated and made due and payable without any further act), whereupon the unpaid principal of and accrued interest on such Note and all other outstanding Secured Obligations shall become immediately due and payable, and shall thereafter bear interest at the Default Rate set forth in, and calculated according to, Section 2.3 (c) of this Agreement. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.

     Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon five (5) calendar days' notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

     First, to Lender in an amount sufficient to pay in full Lender's costs and professionals' and advisors' fees and expenses;

     Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

     Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

     Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under Section 9207 of the UCC.

SECTION 10. MISCELLANEOUS

10.1 CONTINUATION OF SECURITY INTEREST. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable and until Lender has executed a written termination statement (which Lender shall execute within a reasonable time after full payment of the Secured Obligations hereunder), reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

10.2 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.3 NOTICE. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or
     (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

     (a)  If to Lender:    COMDISCO, INC.
                           Legal Department
                           Attention: General Counsel
                           6111 North River Road
                           Rosemont, IL 60018
                           Facsimile: (847) 518-5088

          With a copy to:  COMDISCO, INC./COMDISCO VENTURES
                           6111 North River Road
                           Rosemont, IL 60018
                           Facsimile: (847) 518-5465

     (b)  If to Borrower:  INFORMATION ADVANTAGE, INC.
                           Attention: John N. McCormick, Chief Financial Officer 7401 Metro Blvd., Suite 500
                           Edina, MN 55439
                           Facsimile: (612) 820-0712

          with copy to:    Briggs and Morgan
                           Attention: Brian Wenger, Esq.
                           2400 IDS Center
                           Minneapolis, MN 55402
                           Facsimile: (612) 334-8650

or to such other address as each party may designate for itself by like notice.

10.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Note, and the other Loan Documents, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including, without limitation, Lender's proposal letter dated December 21, 1995), all of which are merged herein and therein. None of the terms of this Agreement, the Note, any of the other Loan Documents or Excluded Agreements may be amended except by an instrument executed by each of the parties hereto.

10.5 HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

10.6 NO WAIVER. The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

10.7 SURVIVAL. All agreements, representations and warranties contained in this Agreement, the Note, the other Loan Documents and the Excluded Agreements or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

10.8 SUCCESSOR AND ASSIGNS. The provisions of this Agreement, the other Loan Documents and the Excluded Agreements shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note, any of the other Loan Documents or the Excluded Agreements, without Lender's express written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents or Excluded Agreements without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender's successors and assigns.

10.9 FURTHER INDEMNIFICATION. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

10.10 GOVERNING LAW. This Agreement, the Note, the other Loan Documents and the Excluded Agreements have been negotiated and delivered to Lender in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement, the Note, the other Loan Documents and the Excluded Agreements shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10.11 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note, any of the other Loan Documents or Excluded Agreements may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in Cook County, State of Illinois; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note, the other Loan Documents or Excluded Agreements. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in Subsection 10.3, above and shall be deemed effective and received as set forth in Subsection 10.3, above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

10.12 MUTUAL WAIVER OF JURY TRIAL. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM

       THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE AND/OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including, without limitation, Claims which involve persons or entities other than Borrower and Lender; Claims which arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract arising out of this Agreement, any other Loan Document or any of the Excluded Agreements, specific performance, or any equitable or legal relief of any kind.

10.13 CONFIDENTIALITY. Lender acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, constitute proprietary and confidential information of the Borrower (the "Confidential Information"). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, perfecting or foreclosing on the Collateral, provided such Confidential Information is marked as confidential by Borrower at the time of disclosure, shall be received in the strictest confidence and will not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, unless and until Lender has acquired indefeasible title thereto.

10.14 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.


BORROWER:                                      INFORMATION ADVANTAGE, INC.

                                               By: /s/ John N. McCormick
                                                  ------------------------------------
                                               Name: John N. McCormick
                                                    ----------------------------------
                                               Title: Chief Financial Officer
                                                     ---------------------------------

Accepted in Rosemont, Illinois:
LENDER:                                        COMDISCO, INC.

                                               By: /s/ James P. Labe
                                                  ------------------------------------
                                               Name: James P. Labe
                                                    ----------------------------------
                                               Title: President, Venture Lease Division
                                                     ---------------------------------


                   SUBORDINATED PROMISSORY NOTE


$1,500,000.00                                Date: April 12, 1996

                                              Due: April 11, 1999


For value received, Information Advantage, Inc. a Minnesota corporation (the "Borrower") hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($1,500,000.00) together with interest at the rate per annum provided in the Loan Agreement (as defined below), from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid in 6 equal monthly installments of interest only in the amount of $16,875.00 each, commencing May 11, 1996 and on the same day of each month thereafter to and including October 11, 1996, followed by twenty-nine (29) equal monthly installments of principal and interest in the amount of $50,903.00 each commencing November 11, 1996 and on the same day of each month thereafter to and including March 11, 1999, followed by one final monthly payment of $336,493.00 to be paid on April 11, 1999, such installments to be applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each.

This Note is the Note referred to in, and is executed and delivered in connection with, that certain Subordinated Loan and Security Agreement dated as of April 12, 1996 by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

THIS NOTE IS EXPRESSLY SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT BY AND BETWEEN LENDER AND SENIOR CREDITOR DATED APRIL 12, 1996. IN THE EVENT OF ANY CONTRADICTION OR INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER                             INFORMATION ADVANTAGE, INC.


                                     Signature:  /s/ John N. McCormick
                                               ------------------------------

                                     Print Name:  John N. McCormick
                                                -----------------------------

                                     Title:    Chief Financial Officer
                                           ----------------------------------
Accepted in Rosemount,
Illinois:

LENDER:                              COMDISCO, INC.


                                     Signature:  /s/ James P. Labe
                                               ------------------------------

                                     Print name:  James P. Labe
                                                -----------------------------

                                     Title: President, Venture Lease Division
                                           ----------------------------------